Exhibit 99.1

Virgin Galactic Announces First Quarter 2023 Financial Results And Provides Business Update

•First Commercial Flight 'Galactic 01' Remains on Track Targeting Late June
•Successful Completion of VSS Unity Glide Flight Clears the Path for Spaceflight
•Next Spaceflight With Virgin Galactic Crew on Board Scheduled for Late May

ORANGE COUNTY, CALIFORNIA – May 9, 2023 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or the "Company”) today announced its financial results for the first quarter ended March 31, 2023 and provided a business update.

Michael Colglazier, Chief Executive Officer of Virgin Galactic said, “We are excited to return to space with the 'Unity 25' mission planned for the end of May, and we are actively readying for commercial service to begin in late June. Concurrently, we are making steady progress on the development of our Delta Class spaceships, the driver of revenue growth and profitability in the business. Our strong cash position, combined with focused cost discipline and strategic investments in our growth initiatives, will enable our business to scale over the long-term.”

First Quarter 2023 Financial Highlights
•Cash position remains strong, with cash, cash equivalents and marketable securities of $874 million as of March 31, 2023.
•Net loss of $159 million, compared to a $93 million net loss in the first quarter of 2022, primarily driven by investments related to the development of the future fleet and enhancements for the current fleet.
•GAAP selling, general and administrative expenses of $50 million, compared to $37 million in the first quarter of 2022, with the increase primarily driven by non-recurring legal and severance costs. Non-GAAP selling, general and administrative expenses of $40 million in the first quarter of 2023, compared to $30 million in the first quarter of 2022.
•GAAP research and development expenses of $110 million, compared to $52 million in the first quarter of 2022, with the increase primarily driven by investments related to the development of the future fleet and enhancements for the current fleet. Non-GAAP research and development expenses of $107 million in the first quarter of 2023, compared to $48 million in the first quarter of 2022.
•Adjusted EBITDA totaled $(140) million, compared to $(77) million in the first quarter of 2022, primarily driven by increases in research and development expenses.
•Net cash used in operating activities totaled $136 million, compared to $66 million in the first quarter of 2022.
•Cash paid for capital expenditures totaled $3 million, compared to $2 million in the first quarter of 2022.
•Free cash flow totaled $(139) million, compared to $(68) million in the first quarter of 2022.
•Generated $32 million in gross proceeds through the issuance of 5.8 million shares of common stock as part of the Company's at-the-market offering program announced on August 4, 2022.

Exhibit 99.1

Business Updates
•Commercial service remains on track for Q2 2023.
•VSS Unity’s successful glide flight on April 26, 2023, and earlier mated flight with VMS Eve, further validated the enhancements made to the ships during the modification period and cleared them for spaceflight.
•On May 8, 2023, the Company announced a planned launch in late May for VSS Unity to return to space carrying Virgin Galactic mission specialists to conduct a final evaluation of the customer experience ahead of commencing commercial service.

Financial Guidance
The following forward-looking statements reflect our expectations for the second quarter and fiscal year 2023 as of May 9, 2023 and are subject to substantial uncertainty. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

•Forecasted free cash flow for the second quarter of 2023 is expected to be in the range of $(130) million to $(140) million.
•Forecasted free cash flow for each of the third and fourth quarter of 2023 is expected to be in the range of $(120) million to $(130) million, as reduction of spend on current vehicles and continued cost discipline enable growth-related investments in our future fleet.

Non-GAAP Financial Measures
In addition to the Company's results prepared in accordance with generally accepted accounting principles in the United States (GAAP), the Company is also providing certain non-GAAP financial measures. A discussion regarding the use of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP information is presented later in this press release.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial +1 833 470 1428 or +1 404 975 4839 and enter the conference ID number 028351. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at https://investors.virgingalactic.com/events-and-presentations/. A recording of the webcast will also be available following the conference call.

About Virgin Galactic Holdings
Virgin Galactic is an aerospace and space travel company, pioneering human spaceflight for private individuals and researchers with its advanced air and space vehicles. It is developing a spaceflight system designed to connect the world to the love, wonder and awe created by space travel and to offer customers a transformative experience. You can find more information at https://www.virgingalactic.com/.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our spaceflight systems, expected flight schedule, timing of commercial launch, development of our Delta class spaceships and motherships, our objectives for future operations and the Company’s financial forecasts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be

Exhibit 99.1
materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Exhibit 99.1
First Quarter 2023 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022

Revenue	$392	$319

Operating expenses:
Customer experience	318	25
Selling, general and administrative	50,365	37,007
Research and development	109,870	51,827
Depreciation and amortization	3,245	2,852
Total operating expenses	163,798	91,711

Operating loss	(163,406)	(91,392)

Interest income	7,330	818
Interest expense	(3,211)	(2,474)
Other income, net	30	16
Loss before income taxes	(159,257)	(93,032)
Income tax expense	128	25
Net loss	(159,385)	(93,057)
Other comprehensive income (loss):
Foreign currency translation adjustment	35	(25)
Unrealized income (loss) on marketable securities	3,101	(5,780)
Total comprehensive loss	$(156,249)	$(98,862)

Net loss per share:
Basic and diluted	$(0.57)	$(0.36)

Weighted-average shares outstanding:
Basic and diluted	278,450	258,288

Exhibit 99.1
VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Unaudited; in thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$415,682	$302,291
Restricted cash	40,408	40,336
Marketable securities, short-term	417,923	606,716
Inventories	22,170	24,043
Prepaid expenses and other current assets	23,608	28,228
Total current assets	919,791	1,001,614
Marketable securities, long-term	—	30,392
Property, plant and equipment, net	60,365	53,658
Other non-current assets	53,357	54,274
Total assets	$1,033,513	$1,139,938
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$25,597	$16,326
Accrued liabilities	59,406	61,848
Customer deposits	102,078	102,647
Other current liabilities	3,749	3,232
Total current liabilities	190,830	184,053
Non-current liabilities:
Convertible senior notes, net	416,255	415,720
Other long-term liabilities	59,647	59,942
Total liabilities	666,732	659,715
Stockholders' Equity
Preferred stock	—	—
Common stock	28	28
Additional paid-in capital	2,154,123	2,111,316
Accumulated deficit	(1,783,180)	(1,623,795)
Accumulated other comprehensive loss	(4,190)	(7,326)
Total stockholders' equity	366,781	480,223
Total liabilities and stockholders' equity	$1,033,513	$1,139,938

Exhibit 99.1
VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(159,385)	$(93,057)
Stock-based compensation	12,976	10,895
Depreciation and amortization	3,245	2,852
Amortization of debt issuance costs	535	403
Other non-cash items	(236)	86
Change in operating assets and liabilities:
Inventories	1,873	201
Other current and non-current assets	5,721	2,282
Accounts payable and accrued liabilities	(297)	1,126
Customer deposits	(569)	9,228
Other current and long-term liabilities	68	(67)
Net cash used in operating activities	(136,069)	(66,051)
Cash flows from investing activities:
Capital expenditures	(2,767)	(1,773)
Purchases of marketable securities	(83,287)	(204,898)
Proceeds from maturities and calls of marketable securities	305,791	—
Net cash provided by (used in) investing activities	219,737	(206,671)
Cash flows from financing activities:
Payments of finance lease obligations	(59)	(34)
Proceeds from convertible senior notes	—	425,000
Debt issuance costs	—	(11,248)
Purchase of capped call	—	(52,318)
Proceeds from issuance of common stock	32,044	—
Proceeds from issuance of common stock pursuant to stock options exercised	—	49
Withholding taxes paid on behalf of employees on net settled stock-based awards	(1,870)	(1,932)
Transaction costs related to issuance of common stock	(320)	—
Net cash provided by financing activities	29,795	359,517
Net increase in cash, cash equivalents and restricted cash	113,463	86,795
Cash, cash equivalents and restricted cash at beginning of period	342,627	550,030
Cash, cash equivalents and restricted cash at end of period	$456,090	$636,825

Cash and cash equivalents	$415,682	$601,464
Restricted cash	40,408	35,361
Cash, cash equivalents and restricted cash	$456,090	$636,825

Exhibit 99.1
Use of Non-GAAP Financial Measures
This press release references certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (GAAP), including Adjusted EBITDA, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses and free cash flow. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock-based compensation, and certain other items the Company believes are not indicative of its core operating performance. The Company defines non-GAAP selling, general and administrative expenses as selling, general and administrative expenses other than stock-based compensation and non-GAAP research and development expenses as research and development expenses other than stock-based compensation. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. None of these non-GAAP financial measures is a substitute for or superior to measures prepared in accordance with GAAP and should not be considered as an alternative to any other measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2023 and 2022 is set forth below (in thousands):

	Three Months Ended March 31,
	2023	2022
Net loss	$(159,385)	$(93,057)
Interest expense	3,211	2,474
Income tax expense	128	25
Depreciation and amortization	3,245	2,852
Stock-based compensation	12,976	10,895
Adjusted EBITDA	$(139,825)	$(76,811)

Exhibit 99.1
A reconciliation of selling, general and administrative expenses to non-GAAP selling, general and administrative expenses for the three months ended March 31, 2023 and 2022 is set forth below (in thousands):

	Three Months Ended March, 31,
	2023	2022
Selling, general and administrative expenses	$50,365	$37,007
Stock-based compensation	9,960	7,277
Non-GAAP selling, general and administrative expenses	$40,405	$29,730

A reconciliation of research and development expenses to non-GAAP research and development expenses for the three months ended March 31, 2023 and 2022 is set forth below (in thousands):

	Three Months Ended March, 31,
	2023	2022
Research and development expenses	$109,870	$51,827
Stock-based compensation	3,016	3,618
Non-GAAP research and development expenses	$106,854	$48,209

The following table reconciles net cash used in operating activities to free cash flow for the three months ended March 31, 2023 and 2022 (in thousands):

	Three Months Ended March, 31,
	2023	2022
Net cash used in operating activities	$(136,069)	$(66,051)
Capital expenditures	(2,767)	(1,773)
Free cash flow	$(138,836)	$(67,824)
The following table reconciles forecasted net cash used in operating activities to forecasted free cash flow for the second quarter of 2023 (in thousands):

Forecasted Range
Net cash used in operating activities	$(120,000) - $(127,000)
Capital expenditures	(10,000) - (13,000)
Free cash flow	$(130,000) - $(140,000)

For media inquiries:
Aleanna Crane - Vice President, Communications
Virgingalacticpress@virgingalactic.com
575-800-4422

For investor inquiries:
Eric Cerny - Vice President, Investor Relations
vg-ir@virgingalactic.com
949.774.7637